UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On October 11, 2011, United Therapeutics Corporation (“United Therapeutics”) issued a press release (the “Launch Press Release”) announcing its intention to offer, subject to market and other conditions, $210 million aggregate principal amount of Convertible Senior Notes due 2016 (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The company also announced that its Board of Directors has authorized a share repurchase program of up to $300 million in common stock, including an accelerated share repurchase program whereby United Therapeutics will repurchase a variable number of shares of its common stock.  A copy of the press release is attached hereto as Exhibit 99.1.

On October 12, 2011, United Therapeutics issued a press release (the “Pricing Press Release”) announcing the pricing of its private offering of $210 million aggregate principal amount of Notes.  On the same date, the initial purchaser of the private offering exercised in full its option to purchase up to an additional $40 million aggregate principal amount of Notes to cover over-allotments, bringing the total amount of Notes to be issued to $250 million.  The offering is expected to close on October 17, 2011, subject to certain closing conditions.  A copy of the press release is attached hereto as Exhibit 99.2.

The information contained in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated October 11, 2011
99.2	Press release dated October 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: October 12, 2011	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release dated October 11, 2011
99.2	Press release dated October 12, 2011